                                                                       Exhibit 6

[Sutherland Asbill & Brennan LLP]



                  CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the prospectuses included in Post-Effective Amendment No. 3 to the Registration Statement on Form S-6 for Zenith Executive Advantage, issued through the New England Variable Life Separate Account (File No. 333-46401). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                         SUTHERLAND ASBILL & BRENNAN LLP



                         By:   /s/   Kimberly J. Smith
                              --------------------------
                               Kimberly J. Smith

Washington, D.C.
April 26, 2000